Exhibit 10.54

SECOND AMENDED AND RESTATED INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT (the “Second Amended and Restated Agreement”), dated November 21, 2006 and effective as of October 01, 2006 (the “Effective Date”) by and between ATC Technologies, LLC, a Delaware limited liability company (“Technologies”) and TerreStar Networks Inc., a Delaware corporation (“TerreStar”).

INTRODUCTION

WHEREAS, Technologies and TerreStar each are parties to the Amended and Restated Intellectual Property Assignment and License Agreement dated May 11, 2005 by and between Technologies and TerreStar (the “First Amended and Restated Agreement”); and

WHEREAS, Technologies and TerreStar each have undergone corporate transitions resulting in reduced common ownership and control as between Technologies and TerreStar; and

WHEREAS, Technologies and TerreStar have agreed to certain changes to the agreements reflected and memorialized in the First Amended and Restated Agreement; and

WHEREAS, the Parties have decided to terminate the Management Services & Shared Facilities Agreement between Mobile Satellite Ventures, LP (“MSV LP”) and TerreStar dated May 11, 2005, contemporaneous herewith; and

WHEREAS, the Parties have decided to terminate the Amended and Restated Cost Sharing Agreement between Technologies and TerreStar dated May 11, 2005, contemporaneous herewith, and include certain provisions in this Second Amended and Restated Agreement relating to the sharing of certain costs by and between the Parties; and

WHEREAS, Technologies and TerreStar desire to amend and restate the First Amended and Restated Agreement as provided herein.

In consideration of the mutual benefits to be derived from this Second Amended and Restated Agreement and of the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth below in this Section 1.1.

(a) “Accused Party” has the meaning set forth in Section 6.2.

(b) “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, whether by ownership or control of voting securities, by contract or otherwise. Notwithstanding the foregoing and for purposes of this Agreement, TerreStar Networks (Canada) Inc. shall be deemed to be an Affiliate of TerreStar and Mobile Satellite Ventures (Canada) Inc. and Mobile Satellite Ventures Holdings (Canada) Inc. shall be deemed to be an Affiliate of Technologies and MSV.

(c) “Affiliated Sublicensee” means an Affiliate of TerreStar to which TerreStar may have granted rights under and pursuant to the First Amended and Restated Agreement.

(d) “Ancillary Terrestrial Component” has the meaning set forth in 47 C.F.R. §25.201 (2005).

(e) “Collaboration Period” means the period from and including May 11, 2005, through and including October 01, 2006, the Effective Date of this Second Amended and Restated Agreement.

(f) “Confidential Information” has the meaning set forth in Section 4.1.

(g) “Disclosure Requirements” has the meaning set forth in Section 4.3(a).

(h) “Effective Date” has the meaning set forth in the preamble.

(i) “Feeder Links” means the radio links that transmit a user’s messages in both directions between a satellite and its gateway earth station, thereby connecting a Mobile Satellite Service network with a public switched telephone network, provided that the domestic telecommunications authority in the country in which such links are operated has allocated and continues to allocate the frequencies used by those links for such prescribed purposes.

(j) “Insolvency Event” has the meaning set forth in Section 9.2(c).

(k) “Intellectual Property” means (i) all Patents, Know-How, and Marks and (ii) all domestic and foreign copyrights (registered or unregistered), mask works, works of authorship in any form or media, and all other intellectual property or proprietary rights of any kind, other than any registered and unregistered U.S. and foreign trade names, trademarks, trade dress, service marks, logos and internet domain names, together with all applications related thereto and all goodwill associated therewith.

(l) “Inter-Satellite Service Links” means links by which satellites in a constellation may communicate with each other, provided that the domestic telecommunications authority in the country in which such links are operated has allocated and continues to allocate the frequencies used by those links for such prescribed purposes.

(m) “L-Band” means the frequency band residing at 1626.5-1660.5 MHz (Earth-to-space), 1668-1675 MHz (Earth-to-space) and 1518-1559 MHz (Space-to-earth), as allocated for Mobile Satellite Service by the International Telecommunications Union (“ITU”) for Regions 1, 2 and 3, as those regions are defined by ITU Radio Regulations, provided that notwithstanding the above, none of the frequencies described in this subsection shall be considered to be “L-Band” frequency in a given country unless that country’s domestic telecommunications authority has allocated and continues to allocate such frequency for Mobile Satellite Services uses.

(n) “Legal Requirements” means the laws, statutes, rules, and similar regulations, applicable to the relevant Intellectual Property.

(o) “Marks” means all registered and unregistered U.S. and foreign trade names, trademarks, trade dress, service marks, logos and internet domain names, together with all applications related thereto and all goodwill associated therewith, except to the extent that any such trade name, trademark, trade dress, service mark, logo, internet domain name, or applications that relate thereto and all goodwill associated therewith are used to identify Technologies or TerreStar or their respective Affiliates as the provider of a particular product or service.

(p) “Mobile Satellite Service” has the meaning set forth in 47 C.F.R. §25.201 (2005).

(q) “MSV LP” has the meaning set forth in the Whereas provisions.

(r) “MSV LP Agreement” means that Amended and Restated Intellectual Property Assignment and License Agreement dated May 11, 2005 entered into by and between Technologies and MSV LP.

(s) “MSV LP Intellectual Property” means the Intellectual Property assigned or licensed to Technologies pursuant to the MSV LP Agreement.

(t) “MSV LP L-Band Services” means communications services that are provided or proposed to be provided using solely (i) the L-Band as allocated for such purposes in the applicable country and in accordance with all corresponding authorizations and all applicable laws, rules and regulations, so long as such services consist only of a Mobile Satellite Service (MSS) or a Mobile Satellite Service with an Ancillary Terrestrial Component (ATC), as defined herein, and (ii) Feeder Links, Inter-Satellite Service Links and Tracking, Telemetry & Command Spectrum for the sole purpose of supporting the MSS and/or ATC services set forth in subclause (i).

(u) “MSVI” means MSV International, LLC, an affiliate of MSV LP and Technologies.

(v) “MSVI Agreement” means that Amended and Restated Intellectual Property Assignment and License Agreement dated May 11, 2005 entered into by and between Technologies and MSVI.

(w) “MSVI Intellectual Property” means the Intellectual Property assigned or licensed to Technologies pursuant to the MSVI Agreement.

(x) “Non-Accused Party” has the meaning set forth in Section 6.2.

(y) “Old Assignment Agreement” means the Assignment Agreement by and among Mobile Satellite Ventures LLC, Telcom Satellite Ventures Inc. and Rajendra Singh, dated as of January 8, 2001.

(z) “Party” or “Parties” means each of TerreStar and Technologies individually, or both TerreStar and Technologies collectively, as the case may be.

(aa) “Patents” means all domestic, foreign and international patents and patent applications, and all provisionals, divisionals, renewals, continuations, continuations-in-parts, reissues, re-examinations and extensions thereof, and all patents and pending applications claiming the benefit of a priority date of any of the foregoing under domestic, foreign or international conventions, laws or regulations, and all U.S. and foreign patents which may be granted thereon and all reissues, reexaminations and extensions thereof.

(bb) “Permitted Sublicensees” means the Affiliated Sublicensees and the Third Party Sublicensees to which TerreStar may have granted rights under and pursuant to the First Amended and Restated Agreement.

(cc) “Person” means any individual, trust, corporation, partnership, limited liability company, joint venture or other business association or entity, court, governmental body or governmental agency.

(dd) “S-Band” means (i) in International Telecommunications Union (“ITU”) Regions 1 and 3, as defined in ITU Radio Regulations, the frequency band residing at 1980-2010 MHz (Earth-to-space) and 2170-2200 MHz (space-to-Earth); (ii) in ITU Region 2, excluding the United States but otherwise as defined in ITU Radio Regulations, the frequency band residing at 1930-1970 MHz (Earth-to-space on a secondary basis), 1980-2025 MHz (Earth-to-space), 2120-2160 MHz (space-to-Earth on a secondary basis), and 2160-2200 MHz (space-to-Earth); and (iii) in the United States, the frequency band residing at 2000-2020 MHz (Earth-to-space) and 2180-2200 MHz (space-to-Earth), as allocated for Mobile Satellite Service under the Federal Communications Commission’s Table of Frequency Allocations codified at 47 C.F.R. § 2.106; and provided that notwithstanding the above, none of the frequencies described in this subsection shall be considered to be an “S-Band” frequency in a given country unless that country’s domestic telecommunications authority has allocated and continues to allocate such frequency for Mobile Satellite Service uses.

(ee) “Second Amended and Restated Agreement” has the meaning set forth in the preamble.

(ff) “Technologies” has the meaning set forth in the preamble.

(gg) “Technologies Collaboration Intellectual Property” means (i) the MSVI Intellectual Property, (ii) the MSV LP Intellectual Property, and (iii) all other Intellectual Property developed, acquired or licensed by Technologies or any Affiliate of Technologies during the Collaboration Period.

(hh) “Technologies Intellectual Property” means: (i) all Technologies Collaboration Intellectual Property and (ii) all Intellectual Property developed, acquired, or otherwise owned by Technologies or any Affiliate of Technologies at any time within ten (10) years following the Effective Date of this Second Amended and Restated Agreement.

(ii) “Technologies Patents” means all Patents included in the Technologies Intellectual Property.

(jj) “Term” has the meaning set forth in Section 9.1.

(kk) “TerreStar” has the meaning set forth in the preamble.

(ll) “TerreStar – HNS Contract” means that certain contract between TerreStar and Hughes Network Systems, LLC dated December, 2005, for the TerreStar S-Band Satellite Beam Access Subsystem, as such contract may be amended by modification or by successor contracts entered into by TerreStar and Hughes Network Systems, LLC.

(mm) “TerreStar Collaboration Intellectual Property” shall have the same meaning as Collaboration Intellectual Property under the First Amended and Restated Agreement and as such shall mean all Intellectual Property developed, acquired, used or licensed by TerreStar or a Permitted Sublicensee during the Collaboration Period under the First Amended and Restated Agreement (and in the case of any Third Party Sublicensees, such Intellectual Property is developed, acquired, used or licensed pursuant to its rights or obligations under, or otherwise in connection with, the applicable sublicense agreement).

(nn) “TerreStar Intellectual Property” means: (i) all TerreStar Collaboration Intellectual Property and (ii) all Intellectual Property developed, acquired, or otherwise owned by TerreStar or any Affiliate of TerreStar at any time within ten (10) years following the Effective Date of this Second Amended and Restated Agreement.

(oo) “TerreStar Know-How” means all information, including all trade secrets, know-how, unpatented technical information, software (other than commercially available, off-the-shelf software) and other forms of code, databases, data, manuals, formulae, specifications, data and procedures for experiments and tests, flow charts, apparatus plans, drawings and sketches, designs, ideas, discoveries, inventions, devices, methods and techniques which arise out of the TerreStar – HNS Contract.

(pp) “TerreStar Patents” means all Patents included in the TerreStar Intellectual Property.

(qq) “TerreStar S-Band Services” means solely the communications services that are provided or proposed to be provided using solely (i) the S-Band as allocated for such purposes in the applicable country and in accordance with all corresponding authorizations and all applicable laws, rules and regulations, so long as such services consist only of a Mobile Satellite Service (MSS) or a Mobile Satellite Service with an Ancillary Terrestrial Component (ATC), as defined herein, and (ii) Feeder Links, Inter-Satellite Service Links and Tracking, Telemetry & Command Spectrum for the sole purpose of supporting the MSS and/or ATC services set forth in subclause (i).

(rr) “Third Party” means any Person who is not a Party.

(ss) “Third Party Sublicensee” means a Third Party sublicensee to which TerreStar may have granted rights under and pursuant to the First Amended and Restated Agreement.

(tt) “Tracking, Telemetry & Command” means the radio links which provide data on satellite functions via a two-way telemetry link between a satellite and a controlling earth station or control center, provided that the domestic telecommunications authority in the country in which such links are operated has allocated and continues to allocate the frequencies for such prescribed purposes.

1.2 Descriptive Headings; Certain Interpretations.

(a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Second Amended and Restated Agreement.

(b) Except as otherwise expressly provided in this Second Amended and Restated Agreement, the following rules of interpretation apply to this Second Amended and Restated Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) the words “hereby,” “herein,” “hereunder” and words of similar import refer to this Second Amended and Restated Agreement as a whole (including any Schedules and Exhibits) and not merely to the specific section, paragraph or clause in which any such word appears; and (vii) a reference in this Second Amended and Restated Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Second Amended and Restated Agreement.

(c) This Second Amended and Restated Agreement has been negotiated and executed in the English language. Translations of this Second Amended and Restated Agreement in foreign languages are for convenience only and will have no force and effect on the legal interpretation of this Second Amended and Restated Agreement.

ARTICLE II.

ALLOCATION OF COSTS

2.1 Allocation of Costs. Beginning as of the Effective Date and continuing for a period of ten (10) years therefrom, MSV LP, on the one hand, and TerreStar, on the other hand, shall fund and share equally (50%/50%) the costs and expenses incurred under or in connection with the preparation, filing, prosecution, examination and maintenance of Patents including, but not limited to outside counsel fees and expenses and other directly related expenses by one party in a given calendar year only to the extent that such costs and expenses exceed the costs and expenses incurred by the other party in the same calendar year under or in connection with the preparation, filing, prosecution, examination and maintenance of Patents including, but not limited to outside counsel fees and expenses and other directly related expenses (such excess costs and expenses referred to as “Patent Expenses”).

2.2 Notwithstanding the foregoing, MSV LP shall not be liable to TerreStar, pursuant to this Article II during any calendar year, for any Patent Expenses incurred by TerreStar in a given calendar year, to the extent that fifty percent (50%) of the amount of Patent Expenses incurred by TerreStar over and above those Patent Expenses incurred by MSV LP in the same calendar year exceed [***Redacted***].

2.3 Notwithstanding the foregoing, TerreStar shall not be liable to MSV LP, pursuant to this Article II during any calendar year, for any Patent Expenses incurred by MSV LP in a given calendar year, if and to the extent that fifty percent (50%) of the amount of Patent Expenses incurred by MSV LP over and above those Patent Expenses incurred by TerreStar in the same calendar year exceed [***Redacted***].

2.4 Invoicing.

(a) On an annual basis and no later than the 15th day of February of each year during the Term, MSV LP shall provide to TerreStar and TerreStar shall provide to MSV LP, a summary of all Patent Expenses (including any back-up documentation supporting such summary, upon request by the Receiving Party) that each has incurred in the previous year. (In each case, the Party receiving the summary of Patent Expenses shall be referred to hereinafter as the “Receiving Party.”) The Receiving Party shall review the summary of Patent Expenses and back up documentation, if any, provided by the other Party, setting forth the Patent Expenses incurred by the other Party during the preceding year, and shall identify any expenses included in such summary that the Receiving Party does not believe are properly identified as Patent Expenses. The Receiving Party shall provide a notice of objection within twenty (20) calendar days of receipt of the summary of Patent Expenses. If no notice of objection is received by the other Party within such period, the Receiving Party shall be deemed to have accepted the summary of Patent Expenses and all expenses set forth therein. If a notice of objection is provided within the requisite period, the Parties shall work together to reach an amicable agreement regarding any questioned expenses in order to facilitate payment of Patent Expenses in accordance with Section 2.4 (b) below.

(b) With regard to all undisputed Patent Expenses, the Party incurring the lesser amount of Patent Expenses during the preceding year (the “Remitting Party”), based upon a comparison of the summaries of unquestioned Patent Expenses exchanged between the Parties, shall make payment, within thirty (30) calendar days of the receipt of the summary of Patent Expenses, to the other Party, of an amount equal to fifty percent (50%) of the amount by which the other Party’s Patent Expenses exceed the Remitting Party’s Patent Expenses for the previous year, up to the maximum liability of $1 million set forth in Sections 2.2 and 2.3 above.

ARTICLE III.

LICENSE GRANTS

3.1 Technologies Patents. Subject to the Legal Requirements and Section 10.2, Technologies hereby grants to TerreStar, and TerreStar accepts, a perpetual (as described in Section 9.3(a)), world-wide, royalty-free, fully paid up, non-exclusive, non-transferable in whole or in part, non-assignable right and license under the Technologies Patents (a) to practice the methods claimed in the Technologies Patents for the sole purpose of developing, operating, implementing, providing and maintaining TerreStar S-Band Services; and (b) to make, have made, use, sell, and import products or systems or perform services, in either case that are claimed in the Technologies Patents for the sole purpose of developing, operating, implementing, providing and maintaining TerreStar S-Band Services, provided that in the event that a royalty or other payment is due as a result of the license granted in this Section 3.1, the Parties agree to reasonably allocate the costs between them.

3.2 TerreStar Patents and TerreStar Know-How. Subject to the Legal Requirements and Section 10.2, TerreStar hereby grants to Technologies, and Technologies accepts, a perpetual (as described in Section 9.3(a)), worldwide, royalty-free, fully paid up, non-exclusive, non-transferable in whole or in part, non-assignable right and license under the TerreStar Patents and the TerreStar Know-How (a) to practice the methods claimed in the TerreStar Patents or disclosed in the TerreStar Know-How for the sole purpose of developing, operating, implementing, providing and maintaining the MSV LP L-Band Services; and (b) to make, have made, use, sell, and import products or systems or perform services, in each case that are claimed in the TerreStar Patents or disclosed in the TerreStar Know-How for the sole purpose of developing, operating, implementing, providing and maintaining MSV LP L-Band Services, provided that in the event that a royalty or other payment is due as a result of the license granted in this Section 3.2, the Parties agree to reasonably allocate the costs between them.

3.3 Sublicenses.

(a) Subject to Section 3.3(c), Section 10.2 and the other terms and conditions of this Second Amended and Restated Agreement, TerreStar shall have the right to grant sublicenses, with the right to further sublicense, under and in accordance with the licenses granted in Section 3.1 for the sole purpose of developing, operating, implementing, providing and maintaining TerreStar S-Band Services throughout the world. Any sublicense granted by TerreStar or TerreStar sublicensees pursuant to this section shall be on terms and conditions no less restrictive than those set forth herein and in a form substantially similar to that attached hereto. To the extent not prohibited by U.S. law with respect to a government sublicense and within thirty (30) days of its execution, TerreStar shall provide to Technologies an accurate and complete written copy of any sublicense granted by TerreStar pursuant to this section (redacted in order to protect confidential or sensitive information, but in all cases with sufficient information to allow Technologies to determine that such sublicense is in accordance with the intellectual property provisions of this Second Amended and Restated Agreement). If and to the extent that TerreStar is prohibited by U.S. law from providing a copy of the sublicense agreement with respect to a government sublicense to Technologies, TerreStar will provide a summary of the intellectual property provisions of the sublicense agreement sufficient to allow Technologies to determine that such sublicense is in accordance with the intellectual property provisions of this Second Amended and Restated Agreement.

(b) Subject to Section 3.3(d), Section 10.2 and the other terms and conditions of this Second Amended and Restated Agreement, Technologies shall have the right to grant sublicenses, with the right to further sublicense, under and in accordance with the licenses granted in Sections 3.2 for the sole purpose of developing, operating, implementing, providing and maintaining MSV LP L-Band Services throughout the world. Each sublicense to be granted by Technologies or a sublicensee under this Section 3.3 shall be subject to the prior written consent of TerreStar and shall be on terms and conditions no less restrictive than those set forth herein and in a form substantially similar to that attached hereto. To the extent not prohibited by U.S. law with respect to a government sublicense and within thirty (30) days of its execution, Technologies shall provide to TerreStar an accurate and complete written copy of any sublicense granted by Technologies pursuant to this section (redacted in order to protect confidential or sensitive information, but in all cases with sufficient information to allow TerreStar to determine that such sublicense is in accordance with the intellectual property provisions of this Second Amended and Restated Agreement). If and to the extent that Technologies is prohibited by U.S. law from providing a copy of the sublicense agreement with respect to a government sublicense to TerreStar, Technologies will provide a summary of the intellectual property provisions of the sublicense sufficient to allow TerreStar to determine that such sublicense agreement is in accordance with the intellectual property provisions of this Second Amended and Restated Agreement.

(c) TerreStar hereby guarantees the performance of all sublicensees to which it has granted sublicenses in accordance with Section 3.3(a) above, and shall be responsible for, and shall indemnify, defend and hold harmless Technologies and its Affiliates and their officers, directors, employees, personnel and agents from and against, any and all claims, damages and other costs arising from, (i) any sublicensee’s breach of the terms of its sublicense agreement or (ii) any sublicensee’s violation, misappropriation, use or misuse of Technologies Patents. TerreStar shall be entitled to prompt notice by Technologies of any claim possibly leading to an indemnification obligation under this provision and, at TerreStar’s sole expense, to participate in any defense or settlement of any claims relating thereto and to assume control of such defense and settlement with counsel of its own choosing. Technologies shall reasonably cooperate with TerreStar, at TerreStar’s sole expense, in connection with any such defense or settlement. The grant of any sublicense shall not relieve TerreStar of its obligations under this Second Amended and Restated Agreement, except to the extent they are satisfactorily performed by such sublicensee.

(d) Technologies hereby guarantees the performance of all sublicensees to which it has granted sublicenses in accordance with Section 3.3(b) above, and shall be responsible for, and shall indemnify, defend and hold harmless TerreStar and its Affiliates and their officers, directors, employees, personnel and agents from and against, any and all claims, damages and other costs arising from, (i) any sublicensee’s breach of the terms of its sublicense agreement or (ii) any sublicensee’s violation, misappropriation, use or misuse of TerreStar Patents and TerreStar Know-How. Technologies shall be entitled to prompt notice by TerreStar of any claim possibly leading to an indemnification obligation under this provision and, at Technologies’ sole expense, to participate in any defense or settlement of any claims relating thereto and to assume control of such defense or settlement with counsel of its own choosing. TerreStar shall reasonably cooperate with Technologies, at Technologies’ sole expense, in connection with any such defense or settlement. The grant of any sublicense shall not relieve Technologies of its obligations under this Second Amended and Restated Agreement, except to the extent they are satisfactorily performed by such sublicensee.

(e) Notwithstanding anything herein to the contrary, in the event a royalty or other payment is due, as a result of any sublicense granted by TerreStar or by any sublicensee of TerreStar, or otherwise as a result of the actions of TerreStar or a sublicensee of TerreStar, under the Old Assignment Agreement (in particular, without limitation, Section 3.1 thereof), TerreStar shall be solely responsible for all such royalty and other payment obligations and all costs, fees, payments, claims, or other expenses and obligations (including audit and reporting obligations) relating to such royalty or other payment obligations. Without limitation to the foregoing, TerreStar (i) shall, upon prompt written notice to TerreStar of any claim received by Technologies or its Affiliates in respect thereof, indemnify Technologies and its Affiliates and their officers, directors, employees, personnel and agents and shall hold Technologies and its Affiliates and their officers, directors, employees, personnel and agents harmless from and in respect of any such royalty and other payment obligations and all other costs, fees, payments, claims and other expenses and obligations (including audit and reporting obligations) relating thereto, and (ii) shall promptly provide Technologies and its Affiliates, upon request, with all information relating to such royalty and other payment obligations and all other costs, fees, payments, claims and other expenses and obligations (including audit and reporting obligations) relating thereto and otherwise cooperate and assist Technologies and its Affiliates with any inquiries or activities relating to any of the foregoing; provided, however, that TerreStar shall be entitled, at TerreStar’s sole expense, to participate in any defense or settlement of any claims relating thereto and to assume control of such defense or settlement with counsel of its own choosing; and provided further, that Technologies and its Affiliates shall reasonably cooperate with TerreStar, at TerreStar’s sole expense, in connection with any such defense or settlement. For the avoidance of doubt, the provisions of this Second Amended and Restated Agreement are intended solely to govern the terms of any agreements between the parties and not in any way to modify the obligations under the Old Assignment Agreement.

(f) Except as expressly set forth in this Section 3.3, neither TerreStar nor Technologies or any sublicensee of either shall license or sublicense any rights or licenses granted hereunder.

3.4 Cooperation. Each Party will use commercially reasonable efforts to take or cause to be taken all action, and do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations, or reasonably requested by the other Party, to consummate, make effective, perfect, record, and enforce the licenses and rights granted by this Second Amended and Restated Agreement including, without limitation, upon the other Party’s request, giving such oaths, executing (or causing its Affiliates to execute) any additional instruments necessary to effectuate the rights contemplated under this Second Amended and Restated Agreement and filing the same with the appropriate government entity (including, without limitation, the United States Patent and Trademark Office).

3.5 License Obligations and Restrictions. The rights and licenses granted hereunder are conditioned on, and subject to the following:

(a) TerreStar shall not use or disclose any Technologies Patents beyond the grant of rights and licenses in Sections 3.1 and 3.3, and TerreStar shall comply with all the obligations and restrictions set forth in Article IV. Technologies shall not use or disclose any TerreStar Patents or TerreStar Know-How beyond the grant of rights and licenses in Sections 3.2 and 3.3, and Technologies shall comply with all the obligations and restrictions set forth in Article IV.

(b) TerreStar shall comply with and adhere to (i) any and all usage guidelines pertaining to the Technologies Patents (including by way of example, patent marking guidelines, software usage guidelines and trademark usage guidelines) that may be delivered by Technologies to TerreStar, from time to time, as well as any modifications or changes thereto upon written notice to TerreStar thereof. Technologies shall comply with and adhere to (i) any and all usage guidelines pertaining to the TerreStar Patents and TerreStar Know-How (including by way of example, patent marking guidelines, software usage guidelines and trademark usage guidelines) that may be delivered by TerreStar to Technologies, from time to time, as well as any modifications or changes thereto upon written notice to Technologies thereof.

(c) TerreStar shall comply with all applicable laws, rules and regulations, including the Legal Requirements and any other rules, regulations, guidelines, or other applicable requirements of any governmental or regulatory authorities, that may be in effect from time to time. Without limiting the foregoing, TerreStar further agrees that it will not export, directly or indirectly, any technical information licensed or otherwise provided by Technologies under this Second Amended and Restated Agreement or any products using such technical information to a location or in a manner that, at the time of export, requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with applicable law. Technologies shall comply with all applicable laws, rules and regulations, including the Legal Requirements and any other rules, regulations, guidelines, or other applicable requirements of any governmental or regulatory authorities, that may be in effect from time to time. Without limiting the foregoing, Technologies further agrees that it will not export, directly or indirectly, any technical information licensed or otherwise provided by TerreStar under this Second Amended and Restated Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with applicable law.

3.6 Reservation of Rights. Except for the licenses explicitly granted herein, and subject to Section 3.7, Technologies shall retain all of its rights, title and interests, in and to Technologies Intellectual Property. Except for the licenses explicitly granted herein and subject to Section 3.7, TerreStar shall retain all of its rights, title and interests, in and to TerreStar Intellectual Property.

3.7 Certain Prohibition on the Practice of Licensed Intellectual Property and New Licenses.

(a) Technologies shall have no right, express or implied, to grant any license, express or implied, under the Technologies Intellectual Property licensed to TerreStar hereunder for purposes of developing, operating, implementing, providing or maintaining any communications services in the S-Band without the prior written consent of TerreStar.

(b) TerreStar shall have no right, express or implied, to grant any license, express or implied, under, the TerreStar Intellectual Property licensed to Technologies hereunder for purposes of developing, operating, implementing, providing or maintaining any communications services in the L-Band, without the prior written consent of Technologies.

(c) All sublicenses granted by either Party or their sublicensees under this Second Amended and Restated Agreement shall be no broader than and shall be in strict accordance with the licenses and the corresponding restrictions and limitations thereon as set forth in this Second Amended and Restated Agreement.

ARTICLE IV.

CONFIDENTIALITY AND NON-USE

4.1 Treatment of Confidential Information. Each Party agrees that during the Term and thereafter, that it shall (a) maintain in confidence the Confidential Information of the other Party to the same extent that it maintains its own proprietary industrial information of similar kind and value, but using not less than a reasonable standard of care, (b) not disclose such Confidential Information to any Third Party without prior written consent of the other Party, except for disclosures made in accordance with Section 4.3, and (c) not use such Confidential Information for any purpose except those contemplated by this Agreement. In furtherance of the foregoing, any employees to whom either Party discloses any Confidential Information of the other Party must be bound in writing, prior to any such disclosure, by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article IV. As used herein, “Confidential Information” shall mean the Intellectual Property and all tangible embodiments thereof, and all other information provided by or on behalf of either Party to the other Party in connection with the discussions and negotiations pertaining to, or in the course of performing, this Agreement.

4.2 Exclusions. The obligations set forth in Section 4.1 above shall not apply with respect to any portion of Confidential Information which the receiving Party can demonstrate, by contemporaneous written records or other competent proof:

(a) was already known to the receiving Party, other than under an obligation of confidentiality or non-use, at the time of disclosure to that Party; provided, however, that this exception shall not apply to any Intellectual Property that was licensed by one Party to the other Party hereunder;

(b) was part of or became part of the public domain (or has been published in the public domain) through no fault of the receiving Party; or

(c) was disclosed to the receiving Party, other than under an obligation of confidentiality or non-use, by a Person who had no obligation not to disclose such information to others; or

(d) was independently discovered or developed by the receiving Party after the expiration of the Collaboration Period without the use of any of the other Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain (or published in the public domain) or otherwise subject to an exclusion in this Section 4.2 merely because the Confidential Information is described or otherwise embraced by more general information in the public domain (or published in the public domain) or in the possession of either Party. Further, any combination of Confidential Information shall not be considered in the public domain (or published in the public domain) or otherwise subject to an exclusion in this Section 4.2 merely because individual elements of such Confidential Information are in the public domain (or published in the public domain) or in the possession of the other Party unless the combination and its principles are in the public domain (or published in the public domain) or otherwise subject to an exclusion in this Section 4.2.

4.3 Authorized Disclosure. Either Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

(a) Made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction; provided, however, that the disclosing Party shall first have given notice to the other Party and given the other Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the other Party’s Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed, the other Party’s Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order (such notice, procedures and requirements set forth in this Section 4.3(a) shall be referred to as the “Disclosure Requirements”);

(b) Made by either Party to a regulatory authority as required in connection with any filing, application or request for approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information;

(c) Made by either Party to existing or potential acquirers or merger candidates, investment bankers, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, or Affiliates, each of whom prior to disclosure must be bound in writing by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article IV; provided, however, that the disclosing Party shall first have given notice to the other Party thereof, including to whom any such disclosures are made; and provided further that no Person receiving information pursuant to this subsection shall disclose any Confidential Information to any Person without the prior written consent of the other Party, unless such disclosure is made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction and such Person has complied with the Disclosure Requirements; or

(d) Made by either Party or a sublicensee, in connection with the exercise of its rights or the performance of its obligations under this Agreement or a sublicense agreement, to sublicensees but only to the extent such sublicensees need to know such Confidential Information in order to exercise their rights or perform their obligations under their respective sublicense agreements, each of whom prior to disclosure must be bound in writing by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article IV; provided, however, no sublicensee other than disclosure by a Party to a sublicensee that is an Affiliate shall disclose any Confidential Information to any Person without the prior written consent of the owner of such Confidential Information, unless such disclosure is made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction and such sublicensee has complied with the Disclosure Requirements.

(e) Public Statements Regarding Agreement. The Parties agree that this Agreement may be disclosed by each of them, consistent with applicable legal requirements, and to existing or potential acquirers or merger candidates, investment bankers, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, or for other purposes in connection with their respective businesses. The Parties agree, however, that they may not issue a press release regarding the Agreement without the prior written approval of the other Party, and that each Party will provide each other a copy for prior approval of any language summarizing or characterizing the Agreement to be included in any public disclosure. The Parties agree it is critical to each of them and their respective businesses to ensure that the public characterization of this Agreement is both accurate and appropriate, and will use their best efforts to ensure that the obligations hereunder are fully understood and complied with.

ARTICLE V.

OWNERSHIP AND MAINTENANCE OF INTELLECTUAL PROPERTY RIGHTS

5.1 Ownership.

(a) As between TerreStar and Technologies, subject to the license grants in Article III, Technologies shall own and retain all right, title and interests in and to all Technologies Intellectual Property and TerreStar shall own and retain all right, title and interests in and to all TerreStar Intellectual Property.

(b) Both Parties acknowledge and agree that Article II of the First Amended and Restated Agreement is and shall be considered by the Parties to be null and void ab initio and without legal effect now and at all times in the past and the future. Accordingly, both Parties acknowledge and agree that no rights in or to TerreStar Collaboration Intellectual Property were transferred or assigned, at any time, to Technologies pursuant to the First Amended and Restated Agreement. In this regard and without limiting the foregoing, both Parties acknowledge and agree that all TerreStar Collaboration Intellectual Property is now and has been, at all times prior to the Effective Date of this Second Amended and Restated Agreement, including, but not limited to at all times during the Collaboration Period, owned by TerreStar, TerreStar’s Permitted Sublicensees or Third Party licensors licensing Intellectual Property to TerreStar.

5.2 Prosecution and Maintenance.

(a) (i) TerreStar acknowledges and agrees that, as between Technologies and TerreStar, Technologies shall have the exclusive right to file for, obtain, maintain, register, prosecute and extend intellectual property protection for any and all Technologies Intellectual Property, to the extent such protections are available under the applicable Legal Requirements.

(ii) In the event that Technologies elects to abandon any such Technologies Intellectual Property, Technologies may, at its option, notify TerreStar in writing in advance of the due date of any payment or other administrative action that is required to maintain such intellectual property, and may, at its option, grant TerreStar or an Affiliate of TerreStar, the right to make such payment or take such administrative action, at its expense, and to the extent possible, in its own name and with sole ownership rights; provided, however, that any such rights that may be granted to TerreStar or an Affiliate of TerreStar in accordance with this Section 5.2(a) shall be subject to any prosecution, maintenance and other rights granted by Technologies to other Persons under any and all separate agreements, arrangements and understandings.

(b) (i) Technologies acknowledges and agrees, that, as between TerreStar and Technologies, TerreStar shall have the exclusive right to file for, obtain, maintain, register, prosecute and extend intellectual property protection for any and all TerreStar Intellectual Property, to the extent such protections are available under the applicable Legal Requirements.

(ii) TerreStar agrees to take all reasonable efforts to have Patent applications prepared and filed with the U.S. Patent and Trademark Office directed to all features, designs, and functionality that TerreStar may reasonably believe to be novel and non-obvious including, by way of example, in connection with TerreStar’s emergency/public safety developments and applications.

(iii) In the event that TerreStar elects to abandon any TerreStar Intellectual Property, TerreStar may, at its option, notify Technologies in writing in advance of the due date of any payment or other administrative action that is required to maintain such intellectual property, and may, at its option, grant Technologies or an Affiliate of Technologies the right to make such payment or take such administrative action, at its expense, and to the extent possible, in its own name and with sole ownership rights; provided, however, that any such rights that may be granted to Technologies or an Affiliate of Technologies in accordance with this Section 5.2(b) shall be subject to any prosecution, maintenance and other rights granted by TerreStar to other Persons under any and all separate agreements, arrangements and understandings.

5.3 Delivery of Information. Each Party shall, without additional compensation and at such Party’s sole expense, disclose and make available to the other Party, in whatever form such other Party may reasonably request, information in its possession relating to (a) if the disclosing Party is TerreStar, the Intellectual Property licensed by TerreStar to Technologies pursuant to Article III and (b) if the disclosing Party is Technologies, the Technologies Patents licensed by Technologies to TerreStar pursuant to Article III, promptly after the Effective Date and thereafter as promptly as possibly consistent with its normal business practices. Without limiting the foregoing, each Party’s designated representatives shall meet from time to time and, in any event, whenever reasonably requested by the other Party, to discuss the Intellectual Property licensed pursuant to this Second Amended and Restated Agreement. Notwithstanding the foregoing, neither Party shall be required to furnish to the other Party any information that such Party receives or has received from Third Parties, which information such Party may not lawfully disclose or the utilization of which requires the payment of royalties by such Party to Third Parties, except when such utilization is permissible with the payment of an appropriate royalty by the other Party. Neither Party shall be required to furnish to the other Party any information that such Party develops for, or in cooperation with, Third Parties to the extent that such Party may not lawfully disclose such information to the other Party.

5.4 Excluded Intellectual Property. Notwithstanding any of the foregoing, neither Party shall have obligations under this Article V with respect to any Intellectual Property not expressly licensed to the other Party pursuant to this Second Amended and Restated Agreement.

ARTICLE VI.

INFRINGEMENT OF PATENTS

6.1 Notice of Infringement; Cooperation.

(a) If either Party suspects or determines that any Intellectual Property of the other Party licensed hereunder is being infringed, misused, violated or misappropriated by a Third Party’s activities, it shall promptly notify the other Party in writing and provide such other Party with any evidence of such infringement, misuse, violation or misappropriation that is reasonably available. As between the Parties to this Second Amended and Restated Agreement, the licensor of the Intellectual Property under this Second Amended and Restated Agreement shall have the exclusive right, in its sole discretion, to enforce the Intellectual Property that it has licensed hereunder and otherwise seek to terminate or remove such actual or suspected infringement, misuse, violation or misappropriation. In the event that the licensor of the Intellectual Property under this Second Amended and Restated Agreement elects not to so enforce its Intellectual Property or otherwise seek to terminate or remove such infringement, misuse, violation or misappropriation, then the other Party may elect to proceed with such enforcement or such termination or removal of any such infringement, misuse, violation or misappropriation (as applicable), at its expense and, to the extent possible, in its own name, subject to prior written approval of the licensor of the Intellectual Property, which approval shall not be unreasonably withheld. The licensor of the Intellectual Property shall reasonably cooperate with the other Party in connection with such activities consented to in writing by the licensor of the Intellectual Property; provided, however, that any right that may be granted to the other Party to enforce any such Intellectual Property is subject to any enforcement rights granted by the licensor of the Intellectual Property to other Persons under any and all separate agreements.

(b) The Party not enforcing the Intellectual Property shall provide reasonable assistance to the enforcing Party, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent reasonably necessary to allow the enforcing Party to maintain the action, establish jurisdiction or standing, or otherwise seek or recover damages or obtain other relief.

(c) Any amounts recovered pursuant to this Section 6.1, shall be retained by the enforcing Party (after reimbursing the other Party for their reasonable expenses incurred pursuant to Section 6.1(b)).

6.2 Infringement of Third Party Intellectual Property. Each Party (the “Accused Party”) shall promptly notify the other Party (the “Non-Accused Party”) of any pending or threatened claim that (a) such Accused Party is infringing, violating, misappropriating, or misusing the intellectual property rights of a Third Party if such alleged infringement, violation, misappropriation, or misuse is reasonably likely to have resulted from such Accused Party’s exercise of its rights or performance of its obligations hereunder, or (b) any of the Parties’ Intellectual Property licensed hereunder, or the Parties’ rights thereto, are wholly or partially invalid, unenforceable, should be shortened in duration or are otherwise compromised in priority or effectiveness. The Non-Accused Party shall have the right to join the suit; provided that within thirty (30) days after receipt of written notice of the claim, the Non-Accused Party shall notify the Accused Party of its election to join such suit with respect to any pending or threatened claim under clause (a) or (b) of the preceding sentence. If the Non-Accused Party elects to join such suit, then the Parties shall cooperate in the defense and settlement of any such claim. Such defense and settlement shall be conducted jointly by the Parties and they shall share any resulting expenses on an equal basis. The Accused Party and shall keep the Non-Accused Party reasonably informed of the status of any suit with respect to any pending or threatened claim as described herein.

6.3 Excluded Intellectual Property. Notwithstanding any of the foregoing, neither Party shall have any obligations under this Article VI with respect to any Intellectual Property not licensed to the other Party pursuant to Section 3.1 or Section 3.2.

ARTICLE VII.

DISCLAIMER OF REPRESENTATIONS AND WARRANTIES AND LIABILITY

7.1 Warranties.

(a) Each Party represents and warrants to the other Party that neither the execution, delivery or performance of this Second Amended and Restated Agreement nor the consummation of the transactions contemplated herein will result in a violation or breach of, or constitute a default, under any other contract, agreement or obligation entered into previously by that Party.

(b) Each Party further represents and warrants that it will not, in the future, diminish, frustrate or otherwise void or make unenforceable the rights transferred hereunder including, but not limited to, by the grant of intellectual property rights to a Third Party.

(c) Nothing in this Section 7.1 shall prohibit or prevent a Party from obtaining financing or pledging its Intellectual Property as collateral in accordance with a financing arrangement.

7.2 EXCLUSION OF WARRANTIES AND LIMITATIONS.

(a) WITH THE EXCEPTION OF THE WARRANTIES SET FORTH IN SECTION 7.1 ABOVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY MAKES NO WARRANTIES AND HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO ITS INTELLECTUAL PROPERTY, INCLUDING ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OF TITLE, NO ENCUMBRANCES, QUIET ENJOYMENT, NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SYSTEM INTEGRATION, WARRANTIES ARISING THROUGH COURSE OF DEALING OR USAGE OF TRADE OR WITH RESPECT TO THE VALIDITY, ENFORCEABILITY, DURATION, PRIORITY, OR EFFECTIVENESS OF ANY OF ITS INTELLECTUAL PROPERTY.

(b) NEITHER PARTY SHALL HAVE ANY LIABILITY WHATSOEVER TO THE OTHER PARTY FOR OR ON ACCOUNT OF: (A) ANY PERSONAL INJURY OR DAMAGE TO TANGIBLE

PERSONAL PROPERTY SUSTAINED BY THE OTHER PARTY; OR (B) ANY DAMAGE ASSESSED OR ASSERTED BY A THIRD PARTY AGAINST THE OTHER PARTY, OR ANY OTHER LIABILITY INCURRED OR IMPOSED UPON THE OTHER PARTY AS A RESULT OF ANY THIRD PARTY CLAIM, ARISING OUT OF, IN CONNECTION WITH, OR RESULTING FROM THE PERFORMANCE OR BREACH OF THIS AGREEMENT OR THE EXERCISE BY THE OTHER PARTY OF THE RIGHTS GRANTED HEREUNDER.

(c) EXCEPT FOR EITHER PARTY’S OBLIGATIONS TO PAY ANY AMOUNTS HEREUNDER AND FOR A PARTY’S CLAIM FOR DAMAGES THAT ARE DIRECTLY AND PROXIMATELY CAUSED BY THE OTHER PARTY’S WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY’S LIABILITY UNDER THIS SECOND AMENDED AND RESTATED AGREEMENT EXCEED THE AGGREGATE AMOUNT OF $10,000,000.

(d) EXCEPT FOR CLAIMS ARISING FROM OR RELATING TO A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS SECOND AMENDED AND RESTATED AGREEMENT, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR EACH OF THEIR OFFICERS, DIRECTORS, PERSONNEL, EMPLOYEES OR AGENTS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR EXEMPLARY LOSS, DAMAGE OR EXPENSE RELATING TO THIS SECOND AMENDED AND RESTATED AGREEMENT WHATSOEVER, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS SECOND AMENDED AND RESTATED AGREEMENT.

ARTICLE VIII.

REMEDIES

8.1 Technologies Remedies. TerreStar acknowledges and agrees that the provisions, obligations and restrictions set forth in Articles III and IV and Section 5.3 of this Second Amended and Restated Agreement are reasonable and necessary to protect the legitimate interests of Technologies and that Technologies would not have entered into this Agreement in the absence of such restrictions, and that any violation or threatened violation of any provision of Article III or IV or Section 5.3 of this Second Amended and Restated Agreement may result in irreparable injury to Technologies. TerreStar also acknowledges and agrees that in the event of a violation or threatened violation of any provision of Article III or IV or Section 5.3, Technologies shall be entitled to seek preliminary and permanent injunctive relief, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as to an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to Technologies. Nothing in this Section 8.1 is intended, or should be construed, to limit Technologies’ right to seek preliminary and permanent injunctive relief or any other remedy for a breach of any other provision of this Second Amended and Restated Agreement.

8.2 TerreStar Remedies. Technologies acknowledges and agrees that the provisions, obligations and restrictions set forth in Articles III and IV and Section 5.3 of this Second Amended and Restated Agreement are reasonable and necessary to protect the legitimate interests of TerreStar and that TerreStar would not have entered into this Second and Amended and Restated Agreement in the absence of such provisions, and that any violation or threatened violation of Articles III and IV and Section 5.3 of this Second Amended and Restated Agreement may result in irreparable injury to TerreStar. Technologies also acknowledges and agrees that in the event of a violation or threatened violation of Articles III and IV and Section 5.3 of this Second Amended and Restated Agreement, TerreStar shall be entitled to seek preliminary and permanent injunctive relief, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as to an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to TerreStar. Nothing in this Section 8.2 is intended, or should be construed, to limit TerreStar’s right to seek preliminary and permanent injunctive relief or any other remedy for a breach of any other provision of this Second Amended and Restated Agreement.

ARTICLE IX.

TERM AND TERMINATION

9.1 Term. The term of this Second Amended and Restated Agreement (the “Term”) shall commence on the Effective Date and shall continue for a period of ten (10) years following its execution, unless terminated earlier in accordance with Section 9.2 below.

9.2 Termination. This Second Amended and Restated Agreement may be terminated:

(a) By the mutual written consent of the Parties hereto;

(b) By either Party in the event that the other Party fails to perform or otherwise breaches any of its material obligations hereunder, which material breach is not cured within ninety (90) days after delivery of written notice to the breaching Party of such breach by the other Party;

(c) By either Party, upon written notice to the other Party, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors (each, an “Insolvency Event”);

9.3 Effects of Termination.

(a) Licenses. The licenses granted pursuant to Sections 3.1 and 3.2 and the sublicenses granted by the Parties hereto pursuant to and in accordance with those licenses shall survive the termination of this Second Amended and Restated Agreement and perpetually continue, on a license-by-license and sublicense-by-sublicense basis, until the date of the expiration of the applicable Patent under which the license or sublicense was granted.

(b) Return of Information and Materials. Upon termination of this Agreement by either Party pursuant to Section 9.2, each Party, at the request of the other Party, shall return, and shall cause and require all sublicensees to return, or at the election of such other Party, destroy, and cause and require all sublicensees to destroy, and thereafter provide such other Party written certification evidencing such destruction, all data, files, records and other materials in its possession or control relating to such other Party’s Intellectual Property, or containing or comprising such other Party’s Intellectual Property and, in each case, to which the returning Party or the sublicensees, as applicable does not retain rights hereunder.

(c) Accrued Rights. Termination of this Second Amended and Restated Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination. Such termination shall not relieve a Party from obligations that are expressly indicated to survive the termination of this Second Amended and Restated Agreement.

(d) Survival. Subject to Section 9.3(a), the respective rights and obligations of the Parties set forth in Articles III, IV, V, VI, VII, VIII and X and Sections 2.2, 2.3 and 9.3 shall survive the termination of this Second Amended and Restated Agreement.

ARTICLE X.

MISCELLANEOUS PROVISIONS

10.1 Notices. All notices, requests and other communications to any Party hereunder shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt), overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to TerreStar, to:

TerreStar Networks Inc.

12010 Sunset Hills Road, Sixth Floor

Reston, Virginia 20190

Attn: General Counsel

Fax No.: (703) 707-2472

If to Technologies, to:

Mobile Satellite Ventures LP

10802 Parkridge Boulevard

Reston, Virginia 20191-5416

Attn.: General Counsel

Fax No.: (703) 390-2700

or to such other address or facsimile number as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Each such notice, request or communication shall be effective on the earlier of (a) the date received; (b) the date of transmission by facsimile if confirmed by the sending machine as received on a business day by the recipient machine and if the notice is also sent within one (1) business day by another method permitted by this Section 10.1; (c) the fifth (5th) business day following the date on which such communication is posted by registered or certified mail, postage prepaid, return receipt requested; (d) one (1) business day after deposit with an overnight courier located within the country of the recipient of such notice with next business day delivery specified and prepaid; or (e) two (2) business days after deposit with an international courier located outside the country of the address of the recipient of such notice with international rush delivery specified and prepaid.

10.2 Assignment. Without the prior written consent of the other Party hereto, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Second Amended and Restated Agreement hereunder; provided, however, that, each Party hereto may assign or transfer this Second Amended and Restated Agreement or any license granted under this Second Amended and Restated Agreement, in either case in whole or in part, by providing notice to the other Party, (a) to any Affiliate of such Party or (b) to any Person with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Second Amended and Restated Agreement relates or which may acquire a controlling interest in such Party if, in any such event, (i) the assigning Party (provided that it is not the surviving entity) remains jointly and severally liable with the relevant assignee under this Second Amended and Restated Agreement, and (ii) the relevant assignee or surviving entity assumes in writing all of the assigning Party’s obligations under this Second Amended and Restated Agreement. Any purported assignment not permitted by this Section 10.2 shall be void and of no force and effect. Notwithstanding the foregoing, the Parties agree that the license rights granted herein are transferable in accordance with the provisions of Article III.

10.3 Amendments and Waivers. No modification, amendment, release or discharge of any provision of, or consent required by, this Second Amended and Restated Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by all the Parties hereto, and in any event shall be effective only in the specific instance and for the purpose for which given. No waiver by any Party to this Second Amended and Restated Agreement of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

10.4 Relationship of the Parties. Nothing contained herein shall be deemed to create a joint venture, agency, or partnership between TerreStar and Technologies. Neither Party, nor its agents or employees shall be deemed to be the agent or servant of the other Party and neither Party shall have the right or authority to enter into any contract or commitment in the name of or on behalf of the other Party, or purport to bind the other Party in any manner whatsoever.

10.5 Benefits of Agreement. All of the terms and provisions of this Second Amended and Restated Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Second Amended and Restated Agreement is for the sole benefit of the Parties hereto and not for the benefit of any other person.

10.6 Severability. If any provision of this Second Amended and Restated Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party hereto under this Second Amended and Restated Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Second Amended and Restated Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Second Amended and Restated Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Second Amended and Restated Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the Parties hereto.

10.7 GOVERNING LAW. THIS SECOND AMENDED AND RESTATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER STATE.

10.8 Entire Agreement. This Second Amended and Restated Agreement constitutes the entire agreement and understanding of the Parties in relation to the subject matter hereof and supersedes all prior oral or written agreements, understandings or arrangements between them relating to the subject matter hereof. Neither Party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly contained herein and no change may be made hereto except in writing signed by duly authorized representatives of all Parties.

10.9 First Amended and Restated Agreement. The First Amended and Restated Agreement is hereby amended in its entirety and restated herein. Upon the execution of this Second Amended and Restated Agreement, all provisions of, rights granted and covenants made in the First Amended and Restated Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect.

10.10 Force Majeure. Performance of any obligation under this Second Amended and Restated Agreement may be suspended by any of the Parties without liability to the extent that an act of God, war, terrorism, fire, earthquake, explosion, governmental expropriation, governmental law or regulation or any other occurrence beyond the reasonable control of such Party, or labor trouble, strike, or injunction (if such labor event is not caused by the bad faith or unreasonable conduct of such Party) delays, prevents, restricts, limits or renders commercially infeasible the performance of this Second Amended and Restated Agreement. The affected Party shall invoke this provision by promptly notifying the other Party of the nature and estimated duration of this suspension.

10.11 SUBMISSION TO JURISDICTION. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, OR IF SUCH COURT DOES NOT HAVE JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING IN CONNECTION WITH THIS SECOND AMENDED AND RESTATED AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS SECOND AMENDED AND RESTATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS REFERRED TO ABOVE, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10.12 Counterparts; Facsimiles. This Second Amended and Restated Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to the other Party. This Second Amended and Restated Agreement may be executed by any Party by the delivery by such Party by facsimile of a copy of the signature page of this Second Amended and Restated Agreement duly executed by such Party. Any copy of this Second Amended and Restated Agreement so executed by facsimile shall be deemed to be an originally executed copy of this Second Amended and Restated Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amended and Restated Agreement to be duly executed and delivered as of the day and year first above written.

ATC TECHNOLOGIES, LLC

By:	/s/ ALEXANDER H. GOOD
Name:	Alexander H. Good
Title:	Vice Chairman, CEO & President

TERRESTAR NETWORKS INC.

By:	/s/ ROBERT H. BRUMLEY
Name:	Robert H. Brumley
Title:	President & CEO

[Signature page to ATC TerreStar Assignment and License Agreement]

ATTACHMENT TO ATC TECHNOLOGIES-TERRESTAR NETWORKS SECOND AMENDED AND RESTATED INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT: FORM OF SUBLICENSE AGREEMENT

SUBLICENSE AGREEMENT (the “Sublicense Agreement”), dated                                  (the “Effective Date”) by and between                                         , a                          company (“Sublicensor”) and                                         , a                          corporation (“Sublicensee”).

INTRODUCTION

WHEREAS, ATC Technologies, LLC (“Technologies”) and TerreStar Networks, Inc. (“TerreStar”), each are parties to the Second Amended and Restated Intellectual Property Assignment and License Agreement dated October 01, 2006 by and between Technologies and TerreStar (the “Second Amended and Restated Agreement”); and

WHEREAS, Technologies and TerreStar each have a license under certain intellectual property of the other pursuant to the Second Amended and Restated Agreement with limited rights to sublicense as set forth therein; and

WHEREAS, Sublicensor desires to grant a sublicense to Sublicensee under the intellectual property licensed to Sublicensor pursuant to the Second Amended and Restated Agreement, and Sublicensee desires to accept such sublicense rights under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual benefits to be derived from this Sublicense Agreement and of the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth below in this Section 1.1.

(a) “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, whether by ownership or control of voting securities, by contract or otherwise.

(b) “Ancillary Terrestrial Component” has the meaning set forth in 47 C.F.R. §25.201 (2005).

(c) “Confidential Information” has the meaning set forth in Section 3.1.

(d) “Disclosure Requirements” has the meaning set forth in Section 3.3(a).

(e) “Effective Date” has the meaning set forth in the preamble.

(f) “Feeder Links” means the radio links that transmit a user’s messages in both directions between a satellite and its gateway earth station, thereby connecting a Mobile Satellite Service network with a public switched telephone network, provided that the domestic telecommunications authority in the country in which such links are operated has allocated and continues to allocate the frequencies used by those links for such prescribed purposes.

(g) “Indemnified Party” and “Indemnified Parties” shall have those meanings set forth in Section 7.2.

(h) “Insolvency Event” has the meaning set forth in Section 8.2(c).

(i) “Inter-Satellite Service Links” means links by which satellites in a constellation may communicate with each other, provided that the domestic telecommunications authority in the country in which such links are operated has allocated and continues to allocate the frequencies used by those links for such prescribed purposes.

(j) “L-Band” means the frequency band residing at 1626.5-1660.5 MHz (Earth-to-space), 1668-1675 MHz (Earth-to-space) and 1518-1559 MHz (Space-to-earth), as allocated for Mobile Satellite Service by the International Telecommunications Union (“ITU”) for Regions 1, 2 and 3, as those regions are defined by ITU Radio Regulations, provided that notwithstanding the above, none of the frequencies described in this subsection shall be considered to be “L-Band” frequency in a given country unless that country’s domestic telecommunications authority has allocated and continues to allocate such frequency for Mobile Satellite Services uses.

(k) “Legal Requirements” means the laws, statutes, rules, and similar regulations, applicable to the relevant Licensed Intellectual Property.

(l) “Licensed Intellectual Property” means (i) if Sublicensor is Technologies, the TerreStar Patents and TerreStar Know-How licensed by TerreStar to Technologies pursuant to Section 3.2 of the Second Amended and Restated Agreement; or (ii) if Sublicensor is TerreStar, the Technologies Patents licensed by Technologies to TerreStar pursuant to Section 3.1 of the Second Amended and Restated Agreement.

(m) “Licensed Services” means (i) if Sublicensor is Technologies, the L-Band Services provided by Technologies and its Affiliates, including Mobile Satellite Ventures; or (ii) if Sublicensor is TerreStar, the TerreStar S-Band Services. [Sublicensee’s Licensed Services is limited further in scope to the L-Band Services provided by Technologies and its Affiliates, including Mobile Satellite Ventures (if the Sublicensor is Technologies), or to TerreStar S-Band Services (if the Sublicensor is TerreStar).]

(n) “Mobile Satellite Service” has the meaning set forth in 47 C.F.R. §25.201 (2005).

(o) “L-Band Services” means communications services that are provided or proposed to be provided using solely (i) the L-Band as allocated for such purposes in the applicable country and in accordance with all corresponding authorizations and all applicable laws, rules and regulations, so long as such services consist only of a Mobile Satellite Service (MSS) or a Mobile Satellite Service with an Ancillary Terrestrial Component (ATC), as defined herein, and (ii) Feeder Links, Inter-Satellite Service Links and Tracking, Telemetry & Command Spectrum for the sole purpose of supporting the MSS and/or ATC services set forth in subclause (i).

(p) “Party” or “Parties” means each of Sublicensor and Sublicensee individually, or both Sublicensor and Sublicensee collectively, as the case may be.

(q) “Patent(s)” means all domestic, foreign and international patents and patent applications, and all provisionals, divisionals, renewals, continuations, continuations-in-parts, reissues, re-examinations and extensions thereof, and all patents and pending applications claiming the benefit of a priority date of any of the foregoing under domestic, foreign or international conventions, laws or regulations, and all U.S. and foreign patents which may be granted thereon and all reissues, reexaminations and extensions thereof.

(r) “Person” means any individual, trust, corporation, partnership, limited liability company, joint venture or other business association or entity, court, governmental body or governmental agency.

(s) “S-Band” means (i) in International Telecommunications Union (“ITU”) Regions 1 and 3, as defined in ITU Radio Regulations, the frequency band residing at 1980-2010 MHz (Earth-to-space) and 2170-2200 MHz (space-to-Earth); (ii) in ITU Region 2, excluding the United States but otherwise as defined in ITU Radio Regulations, the frequency band residing at 1930-1970 MHz (Earth-to-space on a secondary basis), 1980-2025 MHz (Earth-to-space), 2120-2160 MHz (space-to-Earth on a secondary basis), and 2160-2200 MHz (space-to-Earth); and (iii) in the United States, the frequency band residing at 2000-2020 MHz (Earth-to-space) and 2180-2200 MHz (space-to-Earth), as allocated for Mobile Satellite Service under the Federal Communications Commission’s Table of Frequency Allocations codified at 47 C.F.R. § 2.106; and provided that notwithstanding the above, none of the frequencies described in this subsection shall be considered to be an “S-Band” frequency in a given country unless that country’s domestic telecommunications authority has allocated and continues to allocate such frequency for Mobile Satellite Service uses.

(t) S-Band Services” means solely the communications services that are provided or proposed to be provided using solely (i) the S-Band as allocated for such purposes in the applicable country and in accordance with all corresponding authorizations and all applicable laws, rules and regulations, so long as such services consist only of a Mobile Satellite Service (MSS) or a Mobile Satellite Service with an Ancillary Terrestrial Component (ATC), as defined herein, and (ii) Feeder Links, Inter-Satellite Service Links and Tracking, Telemetry & Command Spectrum for the sole purpose of supporting the MSS and/or ATC services set forth in subclause (i).

(u) “Second Amended and Restated Agreement” has the meaning set forth in the Introduction.

(v) “Technologies” has the meaning set forth in the Introduction.

(w) “Term” has the meaning set forth in Section 8.1.

(x) “TerreStar” has the meaning set forth in the Introduction.

(y) “TerreStar – HNS Contract” means that certain contract between TerreStar and Hughes Network Systems, LLC dated December, 2005, for the TerreStar S-Band Satellite Beam Access Subsystem, as such contract may be amended by modification or by successor contracts entered into by TerreStar and Hughes Network Systems, LLC.

(z) “TerreStar Know-How” means all information, including all trade secrets, know-how, unpatented technical information, software (other than commercially available, off-the-shelf software) and other forms of code, databases, data, manuals, formulae, specifications, data and procedures for experiments and tests, flow charts, apparatus plans, drawings and sketches, designs, ideas, discoveries, inventions, devices, methods and techniques which arise out of the TerreStar – HNS Contract.

(aa) “Third Party” means any Person who is not a Party.

(bb) “Third Party Beneficiary” means (i) if Sublicensor is Technologies, TerreStar, or (ii) if Sublicensor is TerreStar, Technologies.

(cc) “Tracking, Telemetry & Command” means the radio links which provide data on satellite functions via a two-way telemetry link between a satellite and a controlling earth station or control center, provided that the domestic telecommunications authority in the country in which such links are operated has allocated and continues to allocate the frequencies for such prescribed purposes.

1.2 Descriptive Headings; Certain Interpretations.

(a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublicense Agreement.

(b) Except as otherwise expressly provided in this Sublicense Agreement, the following rules of interpretation apply to this Sublicense Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) the words “hereby,” “herein,”

“hereunder” and words of similar import refer to this Sublicense Agreement as a whole (including any Schedules and Exhibits) and not merely to the specific section, paragraph or clause in which any such word appears; and (vii) a reference in this Sublicense Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Sublicense Agreement.

(c) This Sublicense Agreement has been negotiated and executed in the English language. Translations of this Sublicense Agreement in foreign languages are for convenience only and will have no force and effect on the legal interpretation of this Sublicense Agreement.

ARTICLE II.

LICENSE GRANT

2.1 Subject to the Legal Requirements and Section 8.2, Sublicensor hereby grants to Sublicensee, and Sublicensee accepts, a limited (as described in Section 8.3(a)), world-wide (unless the territory is more particularly described herein), royalty-free and fully paid up (unless otherwise set forth herein), non-exclusive, non-transferable in whole or in part, non-assignable right and license under the Licensed Intellectual Property (a) to practice the methods claimed in the Licensed Intellectual Property for the sole purpose of developing, operating, implementing, providing and maintaining Licensed Services; and (b) to make, have made, use, sell, and import products or systems or perform services, in either case that are claimed in the Licensed Intellectual Property for the sole purpose of developing, operating, implementing, providing and maintaining Licensed Services.

2.2 Sublicenses.

(a) Subject to Section 2.2(b), Section 8.2 and the other terms and conditions of this Sublicense Agreement, Sublicensee shall have the right to grant sublicenses, without the right to further sublicense, under and in accordance with the licenses granted in Section 2.1 for the sole purpose of developing, operating, implementing, providing and maintaining Licensed Services throughout the world. Any sublicense granted by Sublicensee pursuant to this section shall be on terms and conditions no less restrictive than those set forth herein. To the extent not prohibited by U.S. law with respect to a government sublicense and within thirty (30) days of its execution, Sublicensee shall provide to Sublicensor an accurate and complete written copy of any sublicense granted by Sublicensee pursuant to this section (redacted in order to protect confidential or sensitive information, but in all cases with sufficient information to allow Sublicensor to determine that such sublicense is in accordance with the intellectual property provisions of this Sublicense Agreement). If and to the extent that Sublicensee is prohibited by U.S. law from providing a copy of the sublicense agreement with respect to a government sublicense to Sublicensor, Sublicensee will provide a summary of the intellectual property provisions of the sublicense agreement sufficient to allow Sublicensor to determine that such sublicense is in accordance with the intellectual property provisions of this Sublicense Agreement.

(b) Sublicensee hereby guarantees the performance of all sublicensees to which it grants sublicenses in accordance with Section 2.2(a) above, and shall be responsible for, and shall indemnify, defend and hold harmless Sublicensor and its Affiliates and their officers, directors, employees, personnel and agents from and against, any and all claims, damages and other costs arising from, (i) any sublicensee’s breach of the terms of its sublicense agreement or (ii) any sublicensee’s violation, misappropriation, use or misuse of the Licensed Intellectual Property. Sublicensee shall be entitled to prompt notice by Sublicensor of any claim possibly leading to an indemnification obligation under this provision and, at Sublicensee’s sole expense, to participate in any defense or settlement of any claims relating thereto and to assume control of such defense and settlement with counsel of its own choosing. Sublicensor shall reasonably cooperate with Sublicensee, at Sublicensee’s sole expense, in connection with any such defense or settlement. The grant of any sublicense shall not relieve Sublicensee of its obligations under this Sublicense Agreement, except to the extent they are satisfactorily performed by such sublicensee.

(c) Except as expressly set forth in this Section 2.2, neither Sublicensee nor any sublicensee of Sublicensee shall sublicense any rights or licenses granted hereunder.

2.3 Cooperation. Each Party will use commercially reasonable efforts to take or cause to be taken all action, and do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations, or reasonably requested by the other Party, to consummate, make effective, perfect, record, and enforce the licenses and rights granted by this Sublicense Agreement including, without limitation, upon the other Party’s request, giving such oaths, executing (or causing its Affiliates to execute) any additional instruments necessary to effectuate the rights contemplated under this Sublicense Agreement and filing the same with the appropriate government entity (including, without limitation, the United States Patent and Trademark Office).

2.4 License Obligations and Restrictions. The rights and licenses granted hereunder are conditioned on, and subject to the following:

(a) Sublicensee shall not use or disclose any Licensed Intellectual Property beyond the grant of rights and licenses in Section 2.1, and Sublicensee shall comply with all the obligations and restrictions set forth in Article III.

(b) Sublicensee shall comply with and adhere to any and all usage guidelines pertaining to the Licensed Intellectual Property (including by way of example, patent marking guidelines and software usage guidelines) that may be delivered by Sublicensor to Sublicensee, from time to time, as well as any modifications or changes thereto upon written notice to Sublicensee thereof.

(c) Sublicensee shall comply with all applicable laws, rules and regulations, including the Legal Requirements and any other rules, regulations, guidelines, or other applicable requirements of any governmental or regulatory authorities that may be in effect from time to time. Without limiting the foregoing, Sublicensee further agrees that it will not export, directly or indirectly, any technical information licensed or otherwise provided by

Sublicensor under this Sublicense Agreement or any products using such technical information to a location or in a manner that, at the time of export, requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with applicable law.

2.5 Reservation of Rights. Except for the licenses explicitly granted herein, Sublicensor shall retain all of its rights, title and interests, in and to Licensed Intellectual Property.

ARTICLE III.

CONFIDENTIALITY AND NON-USE

3.1 Treatment of Confidential Information. Each Party agrees that during the Term and thereafter, that it shall (a) maintain in confidence the Confidential Information of the other Party to the same extent that it maintains its own proprietary industrial information of similar kind and value, but using not less than a reasonable standard of care, (b) not disclose such Confidential Information to any Third Party without prior written consent of the other Party, except for disclosures made in accordance with Section 3.3 and disclosures made to a sublicensee of either Party, and (c) not use or reproduce such Confidential Information for any purpose except those contemplated by this Sublicense Agreement. In furtherance of the foregoing, any employees to whom either Party or any sublicensee discloses any Confidential Information of the other Party must be bound in writing, prior to any such disclosure, by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article III. As used herein, “Confidential Information” shall mean the Licensed Intellectual Property and all tangible embodiments thereof, all information of a Third Party with regard to which either Party is under an obligation of confidentiality, including but not limited to confidential information of TerreStar and Technologies, and all other information provided by or on behalf of either Party to the other Party or to a sublicensee in connection with the discussions and negotiations pertaining to, or in the course of performing, this Sublicense Agreement.

3.2 Exclusions. The obligations set forth in Section 3.1 above shall not apply with respect to any portion of Confidential Information which the receiving Party can demonstrate, by contemporaneous written records or other competent proof:

(a) was already known to the receiving Party, other than under an obligation of confidentiality or non-use, at the time of disclosure to that Party; provided, however, that this exception shall not apply to any Licensed Intellectual Property that was licensed by one Party to the other Party hereunder;

(b) was part of or became part of the public domain (or has been published in the public domain) through no fault of the receiving Party; or

(c) was disclosed to the receiving Party, other than under an obligation of confidentiality or non-use, by a Person who had no obligation not to disclose such information to others; or

(d) was independently discovered or developed by the receiving Party without the use of any of the other Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain (or published in the public domain) or otherwise subject to an exclusion in this Section 3.2 merely because the Confidential Information is described or otherwise embraced by more general information in the public domain (or published in the public domain) or in the possession of either Party. Further, any combination of Confidential Information shall not be considered in the public domain (or published in the public domain) or otherwise subject to an exclusion in this Section 3.2 merely because individual elements of such Confidential Information are in the public domain (or published in the public domain) or in the possession of the other Party unless the combination and its principles are in the public domain (or published in the public domain) or otherwise subject to an exclusion in this Section 3.2.

3.3 Authorized Disclosure. Either Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

(a) Made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction; provided, however, that the disclosing Party shall first have given notice to the other Party and given the other Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the other Party’s Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed, the other Party’s Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order (such notice, procedures and requirements set forth in this Section 3.3(a) shall be referred to as the “Disclosure Requirements”);

(b) Made by either Party to a regulatory authority as required in connection with any filing, application or request for approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information;

(c) Made by either Party to existing or potential acquirers or merger candidates, investment bankers, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, or Affiliates, each of whom prior to disclosure must be bound in writing by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article III; provided, however, that the disclosing Party shall first have given notice to the other Party thereof, including to whom any such disclosures are made; and provided further that no Person receiving information pursuant to this subsection shall disclose any Confidential Information to any Person without the prior written consent of the other Party, unless such disclosure is made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction and such Person has complied with the Disclosure Requirements; or

(d) Made by either Party or a sublicensee, in connection with the exercise of its rights or the performance of its obligations under this Sublicense Agreement or a sublicense agreement, to sublicensees but only to the extent such sublicensees need to know such Confidential Information in order to exercise their rights or perform their obligations under their respective sublicense agreements, each of whom prior to disclosure must be bound in writing by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article III; provided, however, no sublicensee other than disclosure by a Party to a sublicensee that is an Affiliate shall disclose any Confidential Information to any Person without the prior written consent of the owner of such Confidential Information, unless such disclosure is made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction and such sublicensee has complied with the Disclosure Requirements.

(e) Public Statements Regarding Agreement. The Parties agree that this Sublicense Agreement may be disclosed by each of them, consistent with applicable legal requirements, and to existing or potential acquirers or merger candidates, investment bankers, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, or for other purposes in connection with their respective businesses. The Parties agree, however, that they may not issue a press release regarding the Agreement without the prior written approval of the other Party, and that each Party will provide each other a copy for prior approval of any language summarizing or characterizing the Agreement to be included in any public disclosure. The Parties agree it is critical to each of them and their respective businesses to ensure that the public characterization of this Agreement is both accurate and appropriate, and will use their best efforts to ensure that the obligations hereunder are fully understood and complied with.

ARTICLE IV.

CONSENT TO DISCLOSE AGREEMENT; THIRD PARTY BENEFICIARY

4.1 Consent to Disclose Agreement. Notwithstanding any provision in this Sublicense Agreement to the contrary, Sublicensee acknowledges and agrees that Sublicensor may provide an accurate and complete written copy of the executed version of this Sublicense Agreement (redacted in order to protect confidential or sensitive information, but will in no event be less information than is contained in the form of license agreement provided to sublicense) but in all cases with sufficient information to determine compliance with the intellectual property provisions of the Second Amended and Restated Agreement) to (i) if Sublicensor is TerreStar, Technologies, or (ii) if Sublicensor is Technologies, TerreStar.

4.2 Third Party Beneficiary. Both Parties acknowledge and agree that the Third Party Beneficiary is an intended beneficiary of this Sublicense Agreement with full rights to enforce the provisions of Articles II, III, V, VII, VIII, and IX of this Sublicense Agreement directly with Sublicensee as if it were a party hereto. Specifically, and without limiting the foregoing, Sublicensee acknowledges and agrees that it will provide all information and assistance to the owner of the Licensed Intellectual Property under license (either TerreStar or Technologies as the case may be) on notice by the Sublicensor, to the same extent as if such owner were a direct party hereto.

ARTICLE V.

INFRINGEMENT OF PATENTS

5.1 Notice of Infringement; Cooperation.

(a) If Sublicensee suspects or determines that any Licensed Intellectual Property is being infringed, misused, violated or misappropriated by a Third Party’s activities, it shall promptly notify Sublicensor in writing and provide Sublicensor with any evidence of such infringement, misuse, violation or misappropriation that is reasonably available.

(b) Sublicensee shall provide reasonable assistance to Sublicensor, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent reasonably necessary to allow the enforcing Party to maintain the action, establish jurisdiction or standing, or otherwise seek or recover damages or obtain other relief.

5.2 Infringement of Third Party Intellectual Property. Sublicensee shall promptly notify Sublicensor of any pending or threatened claim that (a) Sublicensee is infringing, violating, misappropriating, or misusing the intellectual property rights of a Third Party if such alleged infringement, violation, misappropriation, or misuse is reasonably likely to have resulted from Sublicensee’s exercise of its rights or performance of its obligations hereunder, or (b) any of the Licensed Intellectual Property, or the Parties’ rights thereto, are wholly or partially invalid, unenforceable, should be shortened in duration or are otherwise compromised in priority or effectiveness. The Sublicensor or the owner of the Licensed Intellectual Property shall have the right to join the suit; provided that within thirty (30) days after receipt of written notice of the claim, Sublicensor shall notify Sublicensee of its election or the election of the owner of the Licensed Intellectual Property to join such suit with respect to any pending or threatened claim under clause (a) or (b) of the preceding sentence. If Sublicensor or the owner of the Licensed Intellectual Property elects to join such suit, then the Parties shall cooperate in the defense and settlement of any such claim. Such defense and settlement shall be conducted jointly by the Parties and the owner of the Licensed Intellectual Property and each shall share any resulting expenses on an equal basis. Sublicensee shall keep Sublicensor reasonably informed of the status of any suit with respect to any pending or threatened claim as described herein.

5.3 Excluded Intellectual Property. Notwithstanding any of the foregoing, neither Party shall have any obligations under this Article V with respect to any intellectual property not licensed to the other Party pursuant to Section 2.1.

ARTICLE VI.

DISCLAIMER OF REPRESENTATIONS AND WARRANTIES AND LIABILITY

6.1 EXCLUSION OF WARRANTIES AND LIMITATIONS.

(a) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SUBLICENSOR MAKES NO WARRANTIES AND HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE LICENSED INTELLECTUAL PROPERTY, INCLUDING ANY

EXPRESS, STATUTORY OR IMPLIED WARRANTY OF TITLE, NO ENCUMBRANCES, QUIET ENJOYMENT, NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SYSTEM INTEGRATION, WARRANTIES ARISING THROUGH COURSE OF DEALING OR USAGE OF TRADE OR WITH RESPECT TO THE VALIDITY, ENFORCEABILITY, DURATION, PRIORITY, OR EFFECTIVENESS OF ANY OF THE LICENSED INTELLECTUAL PROPERTY.

(b) NEITHER PARTY SHALL HAVE ANY LIABILITY WHATSOEVER TO THE OTHER PARTY FOR OR ON ACCOUNT OF: (A) ANY PERSONAL INJURY OR DAMAGE TO TANGIBLE PERSONAL PROPERTY SUSTAINED BY THE OTHER PARTY; OR (B) ANY DAMAGE ASSESSED OR ASSERTED BY A THIRD PARTY AGAINST THE OTHER PARTY, OR ANY OTHER LIABILITY INCURRED OR IMPOSED UPON THE OTHER PARTY AS A RESULT OF ANY THIRD PARTY CLAIM, ARISING OUT OF, IN CONNECTION WITH, OR RESULTING FROM THE PERFORMANCE OR BREACH OF THIS SUBLICENSE AGREEMENT OR THE EXERCISE BY THE OTHER PARTY OF THE RIGHTS GRANTED HEREUNDER.

(c) EXCEPT FOR A PARTY’S CLAIM FOR DAMAGES THAT ARE DIRECTLY AND PROXIMATELY CAUSED BY THE OTHER PARTY’S WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY’S LIABILITY UNDER THIS SUBLICENSE AGREEMENT EXCEED THE AGGREGATE AMOUNT [***REDACTED***], PROVIDED, HOWEVER, THAT IN THE EVENT THAT SUBLICENSEE IS A SYSTEM, COMPONENT, DEVELOPER OR OTHER VENDOR OR SERVICE PROVIDER TO SUBLICENSOR, IN NO EVENT SHALL ANY AMOUNT PAYABLE HEREUNDER EXCEED THE AMOUNTS PAID TO SUBLICENSEE UNDER THEIR AGREEMENT WITH SUBLICENSOR

(d) EXCEPT FOR CLAIMS ARISING FROM OR RELATING TO A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS SUBLICENSE AGREEMENT, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR EACH OF THEIR OFFICERS, DIRECTORS, PERSONNEL, EMPLOYEES OR AGENTS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR EXEMPLARY LOSS, DAMAGE OR EXPENSE RELATING TO THIS SUBLICENSE AGREEMENT WHATSOEVER, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS SUBLICENSE AGREEMENT.

ARTICLE VII.

REMEDIES AND INDEMNIFICATION

7.1 Sublicensee acknowledges and agrees that the provisions, obligations and restrictions set forth in Articles II and III and Section 4.1 of this Sublicense Agreement are reasonable and necessary to protect the legitimate interests of Sublicensor and that Sublicensor would not have entered into this Agreement in the absence of such restrictions, and that any violation or threatened violation of any provision of Article II or III or Section 4.1 of this Sublicense Agreement may result in irreparable injury to Sublicensor. Sublicensee also acknowledges and agrees that in the event of a violation or threatened violation of any provision of Article II or III or Section 4.1, Sublicensor shall be entitled to seek preliminary and permanent injunctive relief, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as to an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to Sublicensor. Nothing in this Section 7.1 is intended, or should be construed, to limit Sublicensor’s right to seek preliminary and permanent injunctive relief or any other remedy for a breach of any other provision of this Sublicense Agreement.

7.2 Sublicensee shall indemnify, hold harmless, and defend, at its own expense, any request for royalty payments or any claim for damages or equitable relief against Sublicensor, the Third Party Beneficiary, and their Affiliates (each individually, the “Indemnified Party, and collectively, the “Indemnified Parties”) based on an allegation that the manufacture, use, lease, sale, offer for sale, or importation of any product or the provision of any service comprising the Licensed Intellectual Property in combination with products or services not provided by Sublicensor, where such combination is a basis for such request or claim, infringes any Patent of any Third Party. In such event, Sublicensee shall pay any royalties and other costs related to the settlement of such request or claim, and shall pay the costs and damages, including attorneys’ fees, finally awarded as the result of any suit based on such claim, provided that that Sublicensee is given prompt written notice of such request or claim by each Indemnified Party invoking the protections of this provision and given authority and such assistance and information as Sublicensee requests in writing and as is available to an Indemnified Party for resisting such request or for the defense of such claim. Any such assistance or information that is furnished by an Indemnified Party at the request of Sublicensee shall be at Sublicensee’s expense.

ARTICLE VIII.

TERM AND TERMINATION

8.1 Term. The term of this Sublicense Agreement (the “Term”) shall commence on the Effective Date and shall continue until its termination in accordance with Section 8.2 below.

8.2 Termination. This Sublicense Agreement shall be terminated:

(a) By the mutual written consent of the Parties hereto; or

(b) By either Party in the event that the other Party fails to perform or otherwise breaches any of its material obligations hereunder, which material breach is not cured within ninety (90) days after delivery of written notice to the breaching Party of such breach by the other Party; or

(c) By either Party, upon written notice to the other Party, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors (each, an “Insolvency Event”); or

(d) Upon written notice by Sublicensor or the owner of the Licensed Intellectual Property of the termination or expiration of the Second Amended and Restated Agreement.

8.3 Effects of Termination.

(a) Licenses. Unless otherwise expressly agreed to by the Sublicensor, all licenses and sublicenses granted hereunder shall terminate immediately upon termination of this Agreement under Section 8.2 hereof.

(b) Return of Information and Materials. Upon termination of this Agreement by either Party pursuant to Section 8.2, Sublicensee shall return, and shall cause and require all its sublicensees to return, or at the election of Sublicensor, destroy, and cause and require all sublicensees to destroy, and thereafter provide Sublicensor written certification evidencing such destruction, all data, files, records and other materials in its possession or control relating to the Licensed Intellectual Property, or containing or comprising the Licensed Intellectual Property and, in each case, to which Sublicensee or its sublicensees, as applicable does not retain rights hereunder.

(c) Accrued Rights. Termination of this Sublicense Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination. Such termination shall not relieve a Party from obligations that are expressly indicated to survive the termination of this Sublicense Agreement.

(d) Subject to Section 8.3(a), the respective rights and obligations of the Parties set forth in Articles II, III, IV, V, VI, VII, VIII and IV shall survive the termination of this Sublicense Agreement.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

9.1 Notices. All notices, requests and other communications to any Party hereunder shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt), overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Sublicensor, to:

Attn:
Fax No.:

If to Sublicensee, to:

Attn:
Fax No.:

or to such other address or facsimile number as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Each such notice, request or communication shall be effective on the earlier of (a) the date received; (b) the date of transmission by facsimile if confirmed by the sending machine as received on a business day by the recipient machine and if the notice is also sent within one (1) business day by another method permitted by this Section 9.1; (c) the fifth (5th) business day following the date on which such communication is posted by registered or certified mail, postage prepaid, return receipt requested; (d) one (1) business day after deposit with an overnight courier located within the country of the recipient of such notice with next business day delivery specified and prepaid; or (e) two (2) business days after deposit with an international courier located outside the country of the address of the recipient of such notice with international rush delivery specified and prepaid.

9.2 Assignment. Without the prior written consent of the other Party hereto, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Sublicense Agreement hereunder; provided, however, that, the Sublicensor hereto may assign or transfer this Sublicense Agreement or any license granted under this Sublicense Agreement, in either case in whole or in part, by providing notice to the Sublicensee, (a) to any Affiliate of Sublicensor or (b) to any Person with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Sublicense Agreement relates or which may acquire a controlling interest in Sublicensor. Any purported assignment not permitted by this Section 9.2 shall be void and of no force and effect.

9.3 Amendments and Waivers. No modification, amendment, release or discharge of any provision of, or consent required by, this Sublicense Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by all the Parties hereto, and in any event shall be effective only in the specific instance and for the purpose for which given. No waiver by any Party to this Sublicense Agreement of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

9.4 Relationship of the Parties. Nothing contained herein shall be deemed to create a joint venture, agency, or partnership between Sublicensor and Sublicensee. Neither Party, nor its agents or employees shall be deemed to be the agent or servant of the other Party and neither Party shall have the right or authority to enter into any contract or commitment in the name of or on behalf of the other Party, or purport to bind the other Party in any manner whatsoever.

9.5 Benefits of Agreement. All of the terms and provisions of this Sublicense Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Sublicense Agreement is for the sole benefit of the Parties hereto and not for the benefit of any other person.

9.6 Severability. If any provision of this Sublicense Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party hereto under this Sublicense Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Sublicense Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Sublicense Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Sublicense Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the Parties hereto.

9.7 GOVERNING LAW. THIS SUBLICENSE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER STATE.

9.8 Entire Agreement. This Sublicense Agreement constitutes the entire agreement and understanding of the Parties in relation to the subject matter hereof and supersedes all prior oral or written agreements, understandings or arrangements between them relating to the subject matter hereof. Neither Party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly contained herein and no change may be made hereto except in writing signed by duly authorized representatives of all Parties.

9.9 Force Majeure. Performance of any obligation under this Sublicense Agreement may be suspended by any of the Parties without liability to the extent that an act of God, war, terrorism, fire, earthquake, explosion, governmental expropriation, governmental law or regulation or any other occurrence beyond the reasonable control of such Party, or labor trouble, strike, or injunction (if such labor event is not caused by the bad faith or unreasonable conduct of such Party) delays, prevents, restricts, limits or renders commercially infeasible the performance of this Sublicense Agreement. The affected Party shall invoke this provision by promptly notifying the other Party of the nature and estimated duration of this suspension.

9.10 SUBMISSION TO JURISDICTION. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, OR IF SUCH COURT DOES NOT HAVE JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK

LOCATED IN THE BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING IN CONNECTION WITH THIS SUBLICENSE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS SUBLICENSE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS REFERRED TO ABOVE, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

9.11 Counterparts; Facsimiles. This Sublicense Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to the other Party. This Sublicense Agreement may be executed by any Party by the delivery by such Party by facsimile of a copy of the signature page of this Sublicense Agreement duly executed by such Party. Any copy of this Sublicense Agreement so executed by facsimile shall be deemed to be an originally executed copy of this Sublicense Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Sublicense Agreement to be duly executed and delivered as of the day and year first above written.

SUBLICENSOR

By:
Name:

Title:

Date:

SUBLICENSEE

By:
Name:

Title:

Date:

[Signature page to ATC TerreStar Sublicense Agreement]